Exhibit 10.22
Amendment No. 2 to the SXC Health Solutions Corp.
2007 Employee Stock Purchase Plan
WHEREAS, SXC Health Solutions Corp. (the “Company”) has adopted the 2007 Employee Stock Purchase Plan (the “Plan”); and
WHEREAS, the Board of Directors of the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, pursuant to Section 15.2 of the Plan, the Plan hereby is amended as follows:
1.	Section 9.1 of the Plan hereby is amended to delete the phrase “except with the written consent of the Corporation” as it appears in the last sentence therein.
2.	The penultimate sentence of Section 11.1 of the Plan hereby is amended and restated to read in its entirety as follows:
“Fees and expenses of the bank, broker-dealer or similar custodian shall be paid by the Corporation or allocated in a uniform manner among the respective participants as determined by the Committee.”
     In all other respects, the Plan shall remain in full force and effect in accordance with its terms.
As adopted by the Compensation Committee of the Board of Directors of SXC Health Solutions Corp. on March 2, 2010.